SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                    ___________

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                January 20, 1998
                 Date of report (Date of earliest event reported)

                                  MASCOTECH, INC.
                (Exact Name of Registrant as Specified in Charter)


         Delaware                    1-12068                     38-251395
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
       of Incorporation)                                     Identification No.)



21001 Van Born Road, Taylor, Michigan                                   48180
(Address of Principal Executive Offices)                              (Zip Code)

(313) 274-7405
               (Registrant's telephone number, including area code)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On January 20, 1998, MascoTech, Inc. ("MascoTech") accepted for payment all shares of TriMas Corporation ("TriMas") tendered pursuant to its previously announced tender offer. Under the terms of the offer, MascoTech, through its wholly-owned subsidiary, MascoTech Acquisition, Inc. ("Merger Sub"), paid $34.50 net per share of TriMas common stock tendered. Approximately 24.7 million shares were tendered, which with the shares that could not be tendered due to restrictions under the TriMas stock plans and the 15.2 million shares previously owned by MascoTech, represent approximately 99% of the outstanding shares of TriMas common stock. The press release issued January 19, 1998 by MascoTech is included herewith as Exhibit 99.

      The value of the transaction is approximately $900 million. MascoTech borrowed funds under a credit agreement with The First National Bank of Chicago, as Administrative Agent, and Bank of America NT&SA and NationsBank, N.A., as Syndication Agents. The consideration was determined after arms-length negotiations between Special Committees of independent directors of MascoTech and TriMas, and with the assistance of third party financial advisers.

      As of a result of a merger on January 22, 1998 of Merger Sub into TriMas, TriMas became a wholly-owned subsidiary of MascoTech.

      TriMas is a diversified proprietary products company with leadership product positions in commercial, industrial and consumer niche markets. MascoTech intends to continue the business conducted by TriMas.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS

      (a) As of the date hereof, it is impracticable to provide the required financial information for TriMas. MascoTech intends to file such required financial information as soon as it becomes available, but in no event later than April 6, 1998.

      (b) As of the date hereof, pro forma financial information required pursuant to Article 11 of Regulation S-X is unavailable. MascoTech intends to file the required pro forma financial information as soon as it becomes available, but in no event later than April 6, 1998.

      (c)      Exhibits. The following exhibits are filed herewith:

         2 Agreement and Plan of Merger dated as of December 10, 1997 as amended by Amendment No. 1 dated December 15, 1997 among TriMas Corporation, MascoTech, Inc. and MascoTech Acquisition, Inc. (1), and as amended by Amendment No. 2 dated as of January 13, 1998
               (2).

                                         2

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         4     $1,300,000,000 Credit Agreement dated as of January 16, 1998 among MascoTech, Inc., MascoTech Acquisition, Inc., the banks party thereto from time to time, The First National Bank of Chicago, as Administrative Agent, Bank of America NT&SA and NationsBank, N.A., as Syndication Agents.

         99    Press Release dated January 19, 1998 (3).


_______________________

(1) Incorporated by reference to the Exhibits filed with MascoTech's Schedule 14D-1 dated December 17, 1997.

(2) Incorporated by reference to the Exhibits filed with MascoTech's Amendment No. 4 to Schedule 14D-1 dated January 14, 1998.

(3) Incorporated by reference to the Exhibits filed with MascoTech's Final Amendment to Schedule 14D-1 dated January 20, 1998.

                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          MASCOTECH, INC.


                                          By: /s/Timothy Wadhams
                                                 Timothy Wadhams
                                                 Vice President/Controller and
                                                 Treasurer


Date: January 30, 1998

                                   EXHIBIT INDEX

         2 Agreement and Plan of Merger dated as of December 10, 1997 as amended by Amendment No. 1 dated December 15, 1997 among TriMas Corporation, MascoTech, Inc. and MascoTech Acquisition, Inc. (1), and as amended by Amendment No. 2 dated as of January 13, 1998 (2).

         4 $1,300,000,000 Credit Agreement dated as of January 16, 1998 among MascoTech, Inc., MascoTech Acquisition, Inc., the banks party thereto from time to time, The First National Bank of Chicago, as Administrative Agent, Bank of America NT&SA and NationsBank, N.A., as Syndication Agents.

         99  Press Release dated January 19, 1998 (3).


_______________________

(1) Incorporated by reference to the Exhibits filed with MascoTech's Schedule 14D-1 dated December 17, 1997.

(2) Incorporated by reference to the Exhibits filed with MascoTech's Amendment No. 4 to Schedule 14D-1 dated January 14, 1998.

(3) Incorporated by reference to the Exhibits filed with MascoTech's Final Amendment to Schedule 14D-1 dated January 20, 1998.